UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Inhibikase Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! Vote by June 22, 2023 11:59 PM ET INHIBIKASE THERAPEUTICS, INC. 2023 Annual Meeting You invested in INHIBIKASE THERAPEUTICS, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 23, 2023. Get informed before you vote View the 10K Wrap, Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 11, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 23, 2023 9:30 AM EDT Virtual https://web.lumiagm.com/235841686(password: inhibikase2023)

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. APEUTICS, INC. 023 Annual Meeting Vote by June 22, 2023 11:59 PM ET Voting Items 1. Election of Directors Nominees: 01 Dennis Berman 02 Gisele Dion For 2 To grant discretionary authority to the Board of Directors to amend our Certificate of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 200,000,000 shares. For 3 To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For 4 To grant discretionary authority to the Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of the common stock of the Company within a range of 1-for-5 to 1-for-20, if needed to meet the minimum bid requirement under The Nasdaq Capital Market listing rules with the exact ratio, if any, to be determined by the Board of Directors. For 5 To approve an amendment to Article XII of our Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof. For Board Recommends NOTE: Such other business as may properly come before the meeting or any adjournment thereof.